UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 26, 2005


                       American Locker Group Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-439                    16-0338330
 ----------------------------       -------------           --------------------
 (State or other jurisdiction        (Commission            (IRS Employer
 of incorporation)                   File Number)            Identification No.)


                   608 Allen Street, Jamestown, New York               14701
                   ---------------------------------------          ------------
                   (Address of principal executive offices)          (Zip code)


       Registrant's telephone number, including area code: (716) 664-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written   communications  pursuant to   Rule 425 under  the   Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

         On August 26, 2005, American Locker Group Incorporated (the "Company") was notified by Schneider Downs & Co., Inc. ("SD"), the Company's independent registered public accounting firm, that SD was resigning such engagement, effective as of August 31, 2005, in order to facilitate the Company's engagement of an independent registered public accounting firm in Texas following the anticipated move of the Company's headquarters to its owned facilities in Grapevine, Texas, by the end of 2005 in accordance with the Company's restructuring plan. The Audit Committee of the Company's Board of Directors (the "Audit Committee") was informed of, but neither recommended nor approved, SD's resignation. The Audit Committee is currently in the process of selecting and engaging a new independent registered public accounting firm in Texas, but there can be no assurance that the Company will be able to engage a successor independent registered public accounting firm prior to the due date for the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

         SD was appointed as the Company's independent registered public accounting firm on September 24, 2004. The audit report of SD for the Company's fiscal year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles, except that SD's audit report included an explanatory paragraph as a result of circumstances raising substantial doubt about the Company's ability to continue as a going concern.

         In connection with SD's audit of the Company's financial statements for the fiscal year ended December 31, 2004, and through August 26, 2005, there were no disagreements with SD on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements if not resolved to the satisfaction of SD, would have caused SD to make reference to the subject matter of the disagreements in connection with its report.

         The Company refers to (i) Item 9A of its Annual Report on Form 10-K for its fiscal year ended December 31, 2004, (ii) Item 4 of its amended Quarterly Report on Form 10-Q/A for its fiscal quarter ended March 31, 2004, (iii) Item 4 of its amended Quarterly Report on Form 10-Q/A for its fiscal quarter ended June 30, 2004, (iv) Item 4 of its amended Quarterly Report on Form 10-Q/A for its fiscal quarter ended September 30, 2004, (v) Item 4 of its Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2005 and (vi) Item 4 of its Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2005, all of which are incorporated herein by reference. Except for the material weaknesses in the Company's internal control over financial reporting noted in such items, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2003 and December 31, 2004 or in any subsequent interim period. Discussions concerning those material weaknesses have occurred between representatives of SD and the Audit Committee. The Audit Committee intends to authorize SD to respond fully to any inquiries of the Company's new independent registered public accounting firm following its engagement concerning those material weaknesses.

         The Company has provided SD with a copy of the disclosures made in this Current Report on Form 8-K prior to the filing of this Form 8-K and has requested that SD furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements by the Company and, if not, stating the respects in which it does not agree. A copy of that letter, dated August 31, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K.



Item 9.01.  Financial Statements and Exhibits

        (c)  Exhibits

                16.1 Letter from Schneider Downs & Co., Inc., dated August 31, 2005, to the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN LOCKER GROUP INCORPORATED


                                       By: /s/ Edward F. Ruttenberg
                                           -------------------------------------
                                           Edward F. Ruttenberg
                                           Chairman, Chief Executive Officer,
                                           Chief Operating Officer and Treasurer

Dated:  August 31, 2005

                                 EXHIBIT INDEX

16.1    Letter from Schneider Downs & Co., Inc., dated August 31, 2005, to   the
        Securities and Exchange Commission.